UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007 enherent Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23315	13-3914972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Eisenhower Parkway, Suite 300

Roseland, NJ 07068

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 795-1290

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On November 15, 2007, enherent Corp. (the “Company”) terminated the Employment Agreement between the Company and Karl Brenza executed on August 15, 2005 (the “Employment Agreement”). The termination without cause was effective immediately, in accordance with Section 8(c) of the Employment Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Karl Brenza’s employment by the Company as Chief Financial Officer was terminated without cause on November 15, 2007. Mr. Brenza will receive severance payments in accordance with the terms of the Employment Agreement.

Effective November 16, 2007, Arunava De has been appointed Vice President of Finance and Controller of the Company and, in that capacity, will act as the Company’s Principal Financial Officer and Principal Accounting Officer. The Company does not currently have an employment agreement with Mr. De.

Mr. De, 43, has served as the Company’s Controller since the Company’s merger with Dynax Solutions, Inc. on April 1, 2005. Mr. De had served as the Controller of Dynax Solutions, Inc. since April 1, 2004. Mr. De has twenty years of financial and accounting experience. From March 2003 to March 2004, Mr. De served as the Controller of Infotech Global, Inc. From July 2000 to February 2003, Mr. De was the Group Financial Controller with Mindteck Holdings, Inc. Mr. De served as the Manager / Secretary and Treasurer of Nicco Infotec, Inc. from June 1994 to June 2000. Mr. De served in various capacities in India at Nicco Corporation Ltd. between August 1989 and May 1994. Mr. De also worked at Lovelock and Lewes, a public accounting and management consulting firm now part of PricewaterhouseCoopers prior to August 1989.

Mr. De received a B.S. from Calcutta University and is an Associate Member of The Institute of Chartered Accountants of India.

On November 21, 2007, the Compensation Committee of the Company’s Board of Directors met and approved the grant of an employee stock option to Mr. De in connection with his promotion to Vice President of Finance and Controller of the Company. The option to purchase 30,000 shares of Company common stock was granted as of November 21, 2007 pursuant to the enherent Corp. 2005 Stock Incentive Plan (the “Plan”). The option has an exercise price of $0.11 per share, the closing price of the Company’s common stock on November 21, 2007. The option will vest and become exercisable with respect to one third (1/3) of the shares of common stock subject thereto on the date of grant and one third (1/3) on each of the first and second anniversaries of the date of grant, so long as Mr. De continues to be employed by the Company or any of its subsidiaries on such dates. The option grant agreement is in the form generally used by the Company for grants of non-qualified stock options pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: November 27, 2007	By:	/s/ Pamela Fredette
Pamela Fredette
Chairman, Chief Executive Officer and President